EXHIBIT 5.1

1001 PAGE MILL ROAD BUILDING ONE PALO ALTO, CA 94304-1007 TEL +1.650.739.7500 FAX +1.650.739.7699 BakerBotts.com	ABU DHABI AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG	HOUSTON LONDON MOSCOW NEW YORK PALO ALTO RIO DE JANEIRO RIYADH WASHINGTON

July 15, 2014

Depomed, Inc.

7999 Gateway Blvd., Suite 300

Newark, California 94560

Ladies and Gentlemen:

We have acted as counsel to Depomed, Inc., a California corporation (the “Company”), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S—3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), registering securities to be issued and sold by the Company from time to time pursuant to Rule 415 of the Securities Act.  Such securities include: (i) shares of common stock of the Company (the “Common Stock”), (ii) shares of preferred stock of the Company (the “Preferred Stock”), which may or may not be issued in the form of depositary shares evidenced by depositary receipts (the “Depositary Shares”), (iii) debt securities of the Company, which may be either secured or unsecured and senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”) and (iv) warrants for the purchase of Common Stock, Preferred Stock, Debt Securities or Depositary Shares (the “Warrants,” and together with the Common Stock, the Preferred Stock, the Depositary Shares and the Debt Securities, the “Securities”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and one or more banks or trust companies, as warrant agent (each, a “Warrant Agent”).

In our capacity as your counsel with respect to certain legal matters in connection with the filing of the Registration Statement and as a basis for the opinions herein after expressed, we have examined (i) the Amended and Restated Articles of Incorporation of the Company, as amended (the “Articles of Incorporation”), (ii) the Bylaws of the Company, as amended (the “Bylaws” and together with the Articles of Incorporation, the “Charter Documents”), (ii) the forms of the Company’s senior and subordinated indentures incorporated by reference as exhibits to the Registration Statement (collectively, the “Indentures”), (iv) originals, or copies certified or otherwise identified, of the corporate records of the Company, including minute books of the Company as furnished to us by the Company, (v) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Company and (vi) the Registration Statement and the prospectus contained therein (the “Prospectus”) as a basis for the opinions hereafter expressed.

In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) any securities issuable upon conversion, redemption, exchange or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, redemption, exchange or exercise; (vi) the certificates for the shares of Common Stock will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Stock, or, if uncertificated, valid book-entry notations will have been made in the unit register of the Company in accordance with the provisions of the governing documents of the Company; (vii) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine; and (viii) with respect to shares of Common Stock or Preferred Stock offered by the Company, there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized under the Charter Documents and not otherwise reserved for issuance.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1.                            With respect to the Common Stock, when (a) the Company has taken all necessary action to approve the issuance of such shares of Common Stock, the terms of the offering thereof and related matters, and (b) such shares of Common Stock have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Company, upon payment of the consideration therefor provided for therein, such shares of Common Stock will be duly authorized and validly issued and will be fully paid and nonassessable.

2.                            With respect to the Preferred Stock and Depositary Shares, when (a) the Company has taken all necessary action to approve and establish the terms of the shares of Preferred Stock or Depositary Shares, to approve the issuance thereof and the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating a series of shares of such Preferred Stock or Depositary Shares (a “Resolution”), (b) a certificate of determination executed by an officer of the Company has been filed in the office of the Secretary of State of the State of California, which certificate of designation (i) attaches the Resolution, (ii) sets forth the number of shares of Preferred Stock to be issued and (iii) certifies that none of the shares of Preferred Stock or Depositary Shares covered by the certificate of designation have been issued, (c) certificates evidencing such shares have been duly executed, countersigned and registered, and (d) such shares have been duly issued in accordance with the Resolution and the terms of any applicable definitive purchase, underwriting or similar agreement approved by the Company, upon payment of the consideration therefor provided for therein, such shares of Preferred Stock or Depositary Shares will be validly issued, fully paid and nonassessable.

3.                            With respect to the Debt Securities to be issued under the applicable Indenture, when (a) the applicable Indenture has been duly authorized and validly executed and delivered by the Company and the trustee thereunder, (b) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Company has taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters and (d) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company and upon payment of the consideration therefor provided for therein, such Debt Securities will, when issued, constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

4.                            With respect to the Warrants, when (a) the Warrant Agreement to be entered into in connection with any particular Warrants has been duly authorized, executed and delivered by the Company and the Warrant Agent, (b) the specific terms of such Warrants and the issuance and sale thereof have been duly authorized by the Board of Directors of the Company and (c) such Warrants have been executed, authenticated, issued and delivered in accordance with the terms of the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Company upon payment of the consideration therefor provided for therein, such Warrants will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

The opinions set forth above are limited in all respects to matters of the laws of the State of New York, the laws of the State of California and applicable federal law of the United States of America, in each case, as in effect on the date hereof.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.

BDL/DMR/JBP